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                                                                   EXHIBIT 99.02

                              EXCEL REALTY TRUST, INC.
                PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

     FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE SIX MONTHS ENDED JUNE 30, 1997
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

     The following unaudited Pro Forma Condensed Consolidated Statements of Income has been presented as if the acquisition and disposition of pending properties had occurred on January 1, 1996. the unaudited Pro Forma Condensed Consolidated Statements of Income should be read in conjunction with the consolidated financial statements of the Company filed on Form 10-K and Form 10-Q for the year ended December 31, 1996 and the period ended June 30, 1997 respectively, and the Historical Summary of Operating Revenues and Direct Operating Expenses for Selected Properties to be Acquired by Excel Realty Trust, Inc. included elsewhere herein. In management's opinion, all adjustments necessary to reflect this transaction have been made. The unaudited Pro Forma Condensed Consolidated Statements of Income are not necessarily indicative of what actual results of operations of the Company would have been had this transaction actually occurred as of January 1, 1996, does not include other transactions occurring after the periods presented, nor do they purport to represent the results of Company for future periods.

                                            FOR THE YEAR ENDED                  FOR THE SIX MONTHS ENDED
                                             DECEMBER 31, 1996                       JUNE 30, 1997
                                ------------------------------------------------------------------------------
                                               Pro Forma        Company                  Pro Forma     Company
                                  Historical  Adjustments      Pro Forma    Historical  Adjustments   Pro Forma
                                ----------------------------------------  ------------------------------------
Revenue:                            63,135       10,616          73,751       43,665        5,827       49,492

Direct Operating Expenses          (10,625)      (3,326)        (13,951)      (7,864)      (1,776)      (8,640)
 and General and Administrative
  Expenses

Depreciation and amortization;      (7,487)      (1,532)         (9,019)      (4,758)        (766)      (5,524)

Interest Expense(A):               (19,450)      (5,678)        (25,128)      (9,835)      (2,839)     (12,674)

Real Estate Sales and Impairment    (1,777)           -          (1,777)         293            0          293
                                ------------------------------------------------------------------------------
Net Operating Income:               23,796           80          24,325       21,501          446       21,947
                                ==============================================================================
Net Income per share                  1.62                         1.59         0.93                      0.93
                                ==========                   ==========   ==========                ==========
Weighted Average Shares         14,538,999                   14,872,805   18,823,936                19,157,742
 Outstanding(B)

(A) Pro Forma reflects additional mortgage debt of $8,100 and borrowings of $75,900 from the Company's line of credit at an average interest rate of 7.0%

(B) Represents additional limited partnership units issued in Excel Realty Partners, L.P.



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                   EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                              AS OF JUNE 30, 1997
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)


The following unaudited Pro Forma Condensed Consolidated Balance Sheet has been presented as if the Acquisition and Disposition of Pending Properties had occurred on June 30, 1997. The unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with the consolidated financial statements of the Company included in the Quarterly Reports on Form 10-Q for the fiscal quarter ended June 30, 1997. In management's opinion, all Pro Forma adjustments have been made that are necessary to reflect this transaction. The unaudited Pro Forma Condensed Balance Sheet is not necessarily indicative of what the actual financial position would have been at June 30, 1997, does not include other transactions occurring after June 30, 1997, nor does it purport to present the future financial position of the Company.


                                                        HISTORICAL        PRO FORMA       COMPANY
ASSETS                                                   COMPANY         ADJUSTMENTS      PROFORMA
------                                                  ----------       -----------      --------
Real Estate, net......................................   $664,540           $94,300       $758,840
Other assets..........................................     94,747              --           94,747
                                                         --------           -------       --------
  Total assets........................................   $759,287           $94,300       $853,587
                                                         ========           =======       ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:

  Mortgages and notes payable.........................   $286,388           $84,000       $370,388
  Other liabilities...................................      9,642              --            9,642
                                                         --------           -------       --------
    Total liabilities.................................    296,030            84,000        380,030

Minority interest.....................................     32,884            10,300         43,184

Stockholders' equity..................................    430,373              --          430,373
                                                         --------           -------       --------
    Total liabilities and stockholders' equity........   $759,287           $94,300       $853,587
                                                         ========           =======       ========